UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108 (Address of principal executive offices) (zip code)

(619) 631-8261 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Securities Purchase Agreement

RYVYL Inc., (the “Company” or “RYVYL”) entered into a Securities Purchase Agreement, dated as of April 6, 2023 (the “Agreement”) with Ang Woon Han (an “Individual”), pursuant to which, among other things, the Company purchased 98 million shares of restricted common stock of Logicquest Technology, Inc., a Nevada corporation (“Logicquest”) representing ownership of 97.7% of Logicquest, 48 shares of Series C Convertible Non-Redeemable Preferred Stock of Logicquest and 10 shares of Series D Convertible Non-Redeemable Preferred Stock of Logicquest, in exchange for an aggregate purchase price of $225,000. Logicquest is a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) quoted on the OTC Pink Open Market under the symbol “LOGQ” and is required to file reports and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.

The Company intends to transfer the assets of Coyni, Inc., a wholly-owned subsidiary of the Company (“Coyni”), to Logicquest, and then to spin-off Logicquest. There can be no assurance as to the timing or whether the Company will be able to consummate the spin-off of Logicquest.

Engagement of Kingswood as Placement Agent

The Company has engaged Kingswood, a division of Kingswood Capital Partners, LLC (“Kingswood”) as the non-exclusive placement agent pursuant to an Engagement Agreement dated as of April 21, 2023, to advise the Company in connection with an offering on a reasonable best-efforts basis of Logicquest as a separate publicly traded company (the “Offering”). The Offering is subject to completion of the intended transfer of Coyni assets to Logicquest and the anticipated spin-off, subject to market conditions. The Company expects to raise approximately $40 million in the Offering based on the valuation of Coyni’s assets and liabilities of approximately $200 million. The Company has not obtained an independent third-party valuation of Coyni. The Company is evaluating additional details regarding the spin-off of Logicquest, and will provide further information when available.

Forward-Looking and Cautionary Statements

This current report on Form 8-K contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, RYVYL’s management as well as estimates and assumptions made by the RYVYL’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used orally or in this report, the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” “approximately,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such forward-looking statements reflect the current view of RYVYL with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to RYVYL and its subsidiaries. Such factors include, but are not limited to, uncertainties as to the completion and timing of the planned spin-off of Logicquest, the failure to satisfy any terms or conditions to complete the spin-off of Logicquest, the expected tax treatment of the spin-off of Logicquest, the impact of the spin-off of Logicquest on the businesses of RYVYL or Logicquest, the expected benefits for RYVYL or Logicquest, RYVYL’s ability to successfully raise capital in connection with the Offering, RYVYL’s need and ability to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, uncertainties and potential inaccuracies in the valuation amount of Coyni’s assets because such valuation has not been independently verified by any third party, RYVYL’s ability to complete the intended transfer of assets of Coyni to Logicquest, the regulatory risks with the financial product and blockchain business lines and such other risks and uncertainties described more fully in documents filed by RYVYL including the risk factors discussed in RYVYL’s Annual Report on Form 10-K for the period ended December 31, 2022 as filed with the SEC on April 17, 2023, the risks and uncertainties described more fully in documents filed by Logicquest including the risk factors discussed in Logicquest’s Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the SEC on March 30, 2023, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or any underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. All forward-looking statements speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL INC.

Date: May 1, 2023	By:	/s/ Ben Errez
Ben Errez
Chairman and Executive Vice President